UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2011

Allegiant Travel Company

(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

8360 S. Durango Drive Las Vegas, NV	89113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:          (702) 851-7300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On March 10, 2011, Allegiant Travel Company and its subsidiaries (the "Company") entered into a Credit Agreement with certain lenders, Citadel Securities Trading, LLC as administrative agent and The Bank of New York Mellon as collateral agent. Under the Credit Agreement, the Company borrowed $125.0 million under a senior secured term loan facility (the “Term Loan”) secured by all property and assets of the Company with certain exceptions. The Term Loan has a six-year term and bears interest based on the London Interbank Offered Rate (“LIBOR”) or prime rate with interest payable quarterly or more frequently until maturity. The Term Loan contains a maximum leverage covenant and covenants relating to maximum annual capital expenditures and limitations on indebtedness, liens, sale and leaseback transactions, guarantees, mergers and acquisitions, asset sales, restricted payments, transactions with affiliates and investments. In addition to quarterly principal payments equal to 0.25% of the initial loan, the Term Loan also provides for mandatory and optional prepayment provisions.

Section 2	Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Allegiant Travel Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2011	ALLEGIANT TRAVEL COMPANY

	By:	/s/ Scott Sheldon
Name: Scott Sheldon
Title: Chief Financial Officer